99.2

PROFORMA FINANCIAL INFORMATION

CAPAX INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS AT DECEMBER 31, 2017
ASSETS
	Capax	Reborn Global	Adj		Proforma	Proforma
	Inc.	Holdings Inc.	#		adjustments	consolidated
CURRENT ASSETS
Cash	$81,208	$(10,349)		$		$70,859
Accounts receivable net of allowance for doubtful account		3,256				3,256
Inventories, net		9,450				9,450
Prepaid and other		16,441				16,441
Total Current Assets	81,208	18,798			-	100,006

FIXED ASSET
Property and equipment, net		982,602				982,602

OTHER ASSETS
Deposits		24,779				24,779
Total Other Assets	-	24,779			-	24,779

TOTAL ASSETS	$81,208	$1,026,179			$-	$1,107,387

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$-	$224,828		$		$224,828
Accrued expenses	-	103,457				103,457
Loan payable- current	-	14,546				14,546
Payable to related parties	-	1,614,874				1,614,874
Total Current Liabilities	-	1,957,705			-	1,957,705

Loan Payable-Non-current	-	63,869				63,869

TOTAL LIABILITIES	$-	$2,021,574			$-	$2,021,574

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock:
Class A Common stock:	1,103		B		(1,103)	-
Common stock no par value;		1,000,000				1,000,000
Class B Common stock: $.0001 par value;	700	-	B		(700)	-

Additional Paid-in-Capital					81,208	81,208
Additional Paid-in-Capital	122,638	-	B		(122,638)	-
Retained Earnings (Deficit)	(43,233)	(1,995,395)			43,233	(1,995,395)

						-
TOTAL STOCKHOLDERS' EQUITY	81,208	(995,395)			-	(914,187)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$81,208	$1,026,179			$-	$1,107,387

CAPAX INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED

		Sept 30, 2017	Dec 31, 2017
		Capax	Reborn Global		Proforma	Proforma
		Inc.	Holdings Inc.		adjustments	consolidated
REVENUES	$		$311,095	$		$311,095
						-
COST OF GOODS SOLD
Purchases			160,557			160,557
Other						-
Total Cost of Good Sold			160,557			160,557

Gross Profits	$		$150,538	$		$150,538

OPERATING EXPENSES
Professional Fees		6,345				6,345
General and Administration		19,885	1,120,074			1,139,959
Total Operating Expenses		26,230	1,120,074			1,146,304

GAIN (LOSS) FROM OPERATIONS		$(26,230)	$(969,536)	$		$(995,766)

TAXABLE GAIN (LOSS)		(26,230)	(969,536)			(995,766)
Income tax expenses		-	800			800
NET EARNINGS		$(26,230)	$(970,336)			$(996,566)

BASIC AND DILUTED GAIN (LOSS) PER SHARE		$(0.00)	$(0.97)	$		$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE		12,901,118	1,000,000			355,691,118

F-3